UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 12, 2012

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania	17703-0967
(Address of principal executive offices)	(Zip Code)

(570) 322-1111

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.        Departur e of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

On June 12, 2012, Penns Woods Bancorp, Inc. (the “Corporation”), Jersey Shore State Bank, the wholly-owned banking subsidiary of the Corporation, and Richard A. Grafmyre, President and Chief Executive Officer of the Corporation and the Bank, entered into an amendment (the “Amendment”) to Mr. Grafmyre’s employment agreement, dated October 29, 2010 (the “Employment Agreement”).  The Amendment extends the term of the Employment Agreement for a fixed three-year period through May 15, 2015, with annual renewals thereafter absent notice of non-renewal from either party, and also deletes certain provisions of the Employment Agreement which required Mr. Grafmyre to relocate his primary residence.

A copy of the Amendment is attached hereto as Exhibit 10(ii) and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(c)           Exhibits:

The following exhibits are filed herewith:

10(i)   Employment Agreement, dated October 29, 201, by and among Penns Woods Bancorp, Inc., Jersey Shore State Bank, and Richard A. Grafmyre (incorporated herein by reference to Exhibit 10.1 of the Corporation’s Current Report on Form 8-K filed on November 2, 2010 ).

10(ii)   Amendment to Employment Agreement, dated June 12, 2012, by and among Penns Woods Bancorp, Inc., Jersey Shore State Bank, and Richard A. Grafmyre.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: June 14, 2012

	By:	/s/ Brian L. Knepp
Brian L. Knepp
Chief Financial Officer